Exhibit 10.3

Execution Version

FIRST AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is dated as of November 11, 2024 and amends the Registration Rights Agreement, dated as of March 1, 2022 (as may be amended or supplemented from time to time, the “Agreement”), by and between James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), and GPC Partners Investments (Thames) LP, a limited partnership formed under the laws of the Cayman Islands (the “Investor”). All capitalized terms that are not defined elsewhere in this Amendment shall have the respective meanings assigned thereto in the Agreement.

RECITALS

WHEREAS, the Company and the Investor are parties to the Investment Agreement, dated as of February 24, 2022 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company sold to the Investor, and the Investor purchased from the Company, Series A Convertible Preferred Shares (the “Series A Preferred Shares”), which are convertible into Common Shares;

WHEREAS, as a condition to the obligations of the Company and the Investor under the Investment Agreement, the Company and the Investor entered into the Agreement for the purpose of granting certain registration and other rights to the Investor;

WHEREAS, the Investor has agreed to exchange 37,500 of its Series A Preferred Shares for 5,859,375 Common Shares, and the Company and the Investor have agreed to make certain amendments to the Certificate of Designations with respect to the Series A Preferred Shares;

WHEREAS, the Company and the Investor now wish to modify the terms of the Agreement as set forth herein;

WHEREAS, pursuant to Section 5.1 of the Agreement, the Agreement may be amended or supplemented in any and all respects only by written agreement of (i) the Company, and (ii)

the Holders holding a majority of the Series A Preferred Shares on such date; and

WHEREAS, the Investor holds all of the Series A Preferred Shares on the date hereof.

NOW, THEREFORE, in consideration of the foregoing and mutual promises and covenants contained herein, the Company and the Investor hereby agree as follows:

1.            Amendment to Agreement.

a.            Section 4.2 of the Agreement is hereby amended and restated in its entirety to read as follows, with newly added language indicated by double underlining:

Section 4.2      Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Series A Preferred Shares or Registrable Securities. The registration rights set forth in this Agreement shall terminate on the date on which all Common Shares issuable (or actually issued) upon conversion or exchange of the Series A Preferred Shares cease to be Registrable Securities.

b.            The term “Registrable Securities” in Exhibit A is hereby amended and restated in its entirety to read as follows with newly added language indicated by double underlining:

“Registrable Securities” means, as of any date of determination, any Common Shares acquired by any Investor pursuant to the conversion or exchange of the Series A Preferred Shares, any other securities issued or issuable with respect to any such Common Shares by way of share split, share dividend, distribution, recapitalization, merger, amalgamation, scheme of arrangement, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been sold or otherwise transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold pursuant to Rule 144 (or other exemption from registration under the Securities Act); and (v) such securities are transferable by a Person (A) who is not an affiliate of the Company pursuant to Rule 144 under the Securities Act and (B) who, collectively with its Affiliates, hold less than 3% of outstanding Common Shares.

2.            Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent, except as expressly stated herein. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

3.            Counterparts; Electronic Signature. This Amendment may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed by facsimile, by any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other Requirements of Law, e.g., www.docusign.com or by .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

4.            Governing Law. This Amendment and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Amendment or the negotiation, execution or performance of this Amendment, shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

[The remainder of this page has been intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed the day and year first written above.

COMPANY:

JAMES RIVER GROUP HOLDINGS, LTD.

By:	/s/ Frank N. D’Orazio
	Name:	Frank N. D’Orazio
	Title:	Chief Executive Officer

INVESTOR:

GPC PARTNERS INVESTMENTS (THAMES) LP

By:	GPC Partners II GP LLC, its general partner

By:	Gallatin Point Capital LLC, its sole member

By:	/s/ Matthew Botein
	Name:	Matthew Botein
	Title	:Managing Partner

[Signature Page to Amendment to Registration Rights Agreement]